Exhibit 99.26

MBNA MASTER CREDIT CARD TRUST II

SERIES 1997-E

KEY PERFORMANCE FACTORS
June 30, 1997



        Expected B Maturity                                         4/15/02


        Blended Coupon                                              5.9310%



        Excess Protection Level
          3 Month Average   2.98%
          June, 1997   2.98%
          May, 1997  N/A
          April, 1997  N/A


        Cash Yield                                  17.13%


        Investor Charge Offs                         4.55%


        Base Rate                                    9.60%


        Over 35 Day Delinquency                      4.57%


        Seller's Interest                           10.08%


        Total Payment Rate                          12.14%


        Total Principal Balance                     $27,184,721,330.37


        Investor Participation Amount               $750,000,000.00


        Seller Participation Amount                 $2,741,483,811.88


        * For the purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 7.60% (53/360) was used. The Base Rate was calculated using a 53 day monthly period, 5/8/97-6/30/97.